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                                                                 EXHIBIT 10.2(1)


                            AMENDMENT NO. 1 TO THE
                             AMENDED AND RESTATED
                             THESTREET.COM, INC.
                          1998 STOCK INCENTIVE PLAN


                  This Amendment No. 1 to the Amended and Restated TheStreet.com, Inc. 1998 Stock Incentive Plan (the "Plan") is hereby adopted pursuant to Section 10 of the Plan. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

                  WHEREAS, TheStreet.com, Inc. (the "Company") has deter-mined that it is in its best interest and that of its stockholders to amend the Plan as set forth herein;

                  NOW, THEREFORE, the Plan is amended as follows:

         A. The first sentence of Section 4.1 of the Plan is amended and restated in its entirety as follows:

         The total number of shares of Stock which may be issued under the Plan shall be 4,400,000.

         B. The first sentence of Section 4.3 of the Plan is amended and restated in its entirety to read as follows:

         No employee shall be granted Stock Options, Restricted Stock, or any combination thereof with respect to more than 1,000,000 shares of Stock in any fiscal year (subject to adjustment as provided in Section 4.4).


Approved by action of the Board of Directors of the Company on March 25, 1999.